THE CHASE VISTA BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/01/01	Norfolk Southern Corporation (NSC) 7.25% due
		02/15/31 Mdy Baa1/S&P BBB

Shares            Price         Amount
170,000		  $99.415	$169,005.50

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A         0.875%	0.02429%		0.26286%

     Broker
Morgan Stanley & Co. Incorporated

Underwriters of Norfolk Southern Corp. (NSC) 7.25% due
02/01/01 Mdy Baa1/S&P BBB

Underwriters     	            Number of Shares
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated 			$262,500,000
Morgan Stanley & Co. Incorporated 	 262,500,000
Chase Securities Inc			  35,000,000
Banc of America Securities LLC 		  14,000,000
BNY Capital Markets, Inc. 		  14,000,000
Banc One Capital Markets, Inc. 		  14,000,000
Salomon Smith Barney Inc. 		  14,000,000
Deutsche Banc Alex. Brown Inc. 		  14,000,000
First Union Securities, Inc. 		  14,000,000
Fleet Securities, Inc. 			  14,000,000
SunTrust Equitable Securities 		  14,000,000
Wachovia Securities, Inc. 		  14,000,000
Mellon Financial Markets, LLC 		   7,000,000
PNC Capital Markets, Inc. 		   7,000,000
Total   				$700,000,000




THE CHASE VISTA BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/07/01	Qwest Capital Funding, Inc. (QUS) 7.75% due
		02/15/31 Mdy Baa1/S&P BBB+

Shares            Price         Amount
500,000		  $99.699	$4,984,950.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A         N/A		0.05%		  1.28%

     Broker
Bank of America Securities, LLC

Underwriters of Quest Capital Funding, Inc. (QUS) 7.75% due
02/15/31 Mdy Baa1/S&P BBB+

Underwriters     	              Number of Shares
Banc of America Securities, LLC		  $351,750,000
Chase Securities Inc. 			   351,750,000
Credit Suisse First Boston Corporation      45,000,000
Goldman, Sachs & Co. 			    45,000,000
Lehman Brothers, Inc.			    45,000,000
Merrill Lynch, Pierce Fenner & Smith, Inc.  45,000,000
Salomon Smith Barney Inc. 		    45,000,000
ABN AMRO Incorporated   		     6,500,000
Banc One Capital Markets, Inc.   	     6,500,000
Commerzbank Capital Markets Corp.	     6,500,000
First Union Securities, Inc.    	     6,500,000
Fleet Securities Inc. 			     6,500,000
Mellon Financial Markets LLC		     6,500,000
RBC Dominion Securities Corporation	     6,500,000
U.S. Bancorp Piper Jaffray, Inc.	     6,500,000
Utendahl Capital Partners, LP                6,500,000
Wells Fargo Brokerage Securities, LLC	     6,500,000
The Williams Capital Group, LP		     6,500,000
Total 					$1,000,000,000